SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 5, 2003

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16477	52-2073000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
 (Address of principal executive offices) (Zip Code)

(301) 581-0600
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c)	Exhibits

	Exhibit No.	Description of Exhibit

	4.2.4	Amendment No. 3 to Rights Agreement dated March 5, 2003, by and between Coventry Health Care, Inc. and Mellon Investor Services LLC (formally ChaseMellon Shareholders Services, L.L.C.)

ITEM 9. REGULATION FD DISCLOSURE

        The Board of Directors of the Company has amended the Company’s shareholder rights plan to, among other things, increase the "trigger" under the plan from 15% to 20% and to provide that the plan cannot have its term extended beyond its 2006 sunset date without the approval of the audit committee or similar committee of independent directors.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ Allen F. Wise

Allen F. Wise
President and Chief Executive Officer

Dated: March 5, 2003

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.2.4	Amendment No. 3 to Rights Agreement dated March 5, 2003, by and between Coventry Health Care, Inc. and Mellon Investor Services LLC (formally ChaseMellon Shareholders Services, L.L.C.)